Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Registration Statement of SoFi Technologies, Inc. (f/k/a Social Capital Hedosophia Holdings, Corp V) (the “Company”) on Form S-1 of our report dated March 17, 2021, except for the effects of the restatement discussed in Notes 2 and 10 as to which the date is April 22, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Social Capital Hedosophia Holdings Corp. V as of December 31, 2020 and for the period from July 10, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on June 1, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP New York, NY June 14, 2021